Exhibit 1

JOINT FILING AGREEMENT

 The undersigned hereby agree that the Statement on Schedule 13D, dated November 18, 2021, with respect to the ordinary shares of Acutus Medical, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 18th day of November 2021.

ORBIMED ADVISORS LLC

By:	/s/ Carl Gordon
Name: Carl Gordon
Title: Member C

ORBIMED ROF II LLC By: ORBIMED ADVISORS LLC, its managing member

By:	/s/ Carl Gordon
Name: Carl Gordon
Title: Member

ORBIMED CAPITAL GP IV LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Carl Gordon
Carl Gordon
Member of OrbiMed Advisors LLC